Exhibit 1.01

AMETEK, Inc.

Conflict Minerals Report

For the Year Ended December 31, 2019

The report for the year ended December 31, 2019 is presented to comply with Rule 13p-1 under the Securities and Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured or contracted to manufacture products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo (“DRC”) or an adjoining country (the “Covered Countries”), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry (“RCOI”) completed.

AMETEK’s products are “DRC Conflict Undeterminable.” The report presented herein is not audited.

Overview

AMETEK consists of two business groups: Electronic Instruments Group and Electromechanical Group. Electronic Instruments is in the design and manufacture of advanced instruments for the aerospace, power, process, and industrial markets. Electromechanical is a differentiated supplier of electrical interconnects, precision motion control solutions, specialty metals, thermal management systems, and floor care and specialty motors.

The electronic instruments and electromechanical products we manufacture are numerous and many are complex, from direct and indirect suppliers. AMETEK has relationships with a vast network of suppliers (over 17,000 direct and indirect suppliers) throughout the world and there are generally multiple tiers between the 3TG mines and our direct suppliers. Based on our downstream position in the supply chain, we must rely on our direct suppliers that may themselves procure these minerals far removed from the actual source making it difficult to determine the 3TG country of origin, chain of custody, and whether these minerals directly or indirectly financed or benefited armed groups in the DRC or covered countries.

In 2019 AMETEK continued the previous year’s focus on suppliers providing at least $300K of parts annually. However, the data collection process was enhanced with the use of an outside consultant assist with our data collection and collation efforts. Although most of our suppliers provided the information requested, some did not. Some suppliers responded with a specific Conflict Free Mineral (“CFM”) status without providing supporting details. AMETEK will continue to diligently pursue receipt

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of satisfactory and conclusive details regarding the supply chain of conflict minerals our Suppliers are providing to us. For the period ending December 31, 2019, our CFM efforts resulted in the following Conflict Minerals Metrics for our entire organization, regardless of supplier spend.

2019 CFM Status by Spend
CONFLICT FREE	11%
EXEMPT	66%
UNDETERMINABLE	15%
UNKNOWN	8%

For the next reporting year (2020 production), AMETEK’s focus will continue to be on increasing our suppliers’ response rates to our request for complete and accurate Templates with the ultimate goal of achieving a conflict-free supply chain. The remainder of this report will provide the supporting details of our Conflict-free Minerals due diligence approach and results for the 2019 production year.

Conflict-free Minerals Due Diligence Program

Pursuant to the Rule, we performed due diligence on the source and origin of 3TG in our products, including the Components we purchase from suppliers. Our due diligence measures have been designed to conform to The Organisation of Economic Co-operation and Development (“OECD”) due diligence framework. This risk-based due diligence process is based on the following OECD Guidance:

1.	Establish strong company management systems

2.	Identify and assess risk in the supply chain

3.	Design and implement a strategy to respond to identified risk

4.	Carry out independent 3rd party audit of the supply chain (e.g., audit high risk suppliers or smelters)

5.	Report on supply chain due diligence internally to management

In order to identify and assess risks associated with CFM we begin with careful filtering of our products to isolate those that may contain 3TG that is necessary to the functionality or manufacture of our products. A categorization of suppliers and individual components purchased is in place that results in every purchased item having a CFM status assigned. We are then able to identify and engage relevant suppliers by initiating a RCOI to determine whether supplied parts containing 3TG originated in the DRC or one of the covered countries or are from recycled or scrap sources.

Given the number of products impacted and the complexity of the associated supply chains, our RCOI involves numerous telephone and email inquiries along with the exchange of thousands of CFM Templates and other supporting documents. To effectively manage this process, a CFM compliance owner has been identified for each of our 158 factory locations. The Compliance Owner is tasked with ensuring responses from their supply base. New for the 2019 production year, AMETEK employed an outside consultant to load the targeted suppliers and their contacts, validate, and review submissions.

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An additional data gathering challenge has been to obtain complete CFM data from companies that currently are not part of the direct SEC reporting regulations. Included in this Group are Smelters/Refiners, Distributors, and private or internationally based companies. For the 2019 production year, AMETEK chose to continue to focus on our Tier 2 supply, defined as suppliers providing at least $300K of parts annually. This allowed us to strategically align our efforts to a controlled number of companies in the best position to participate in our CFM data gathering efforts. Our process to address non-responders contained specific escalation procedures including business unit meetings with corporate management until an appropriate supplier response was received. Additionally, AMETEK employed outside consultants to assist with gathering supplier CFM Templates and confirmation of the validity of their Smelter lists. After considerable effort, we have received CFM responses from 980 of our Tier 2 suppliers. For 2019, the key metrics from our Tier 2 group of suppliers are as follows:

2019 Tier 2 CFM Status by Spend
CONFLICT FREE	12%
EXEMPT	70%
UNDETERMINABLE	18%
UNKNOWN	0%

Conclusions and Expected Next Steps

To the extent reasonably possible, AMETEK has documented the country of origin of identified smelters and refiners based on information received through the Conflict-Free Smelter Program, surveys of smelters and refiners, the validation of outside consultants, and/or reviews of publicly available information. We have identified a total of 289 legitimate and known smelters as potential sources of 3TG minerals furnished to AMETEK Suppliers during 2019 (see Appendix I). AMETEK, Inc. intends to continue to evaluate and improve our due diligence program and engage with our suppliers to identify the origin and chain of custody of 3TG minerals in our products with an aim to achieve a Conflict Free Supply Base.

Forward-looking Statements

Certain statements in this report maybe “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this report, the words “believes,” “anticipates,” “may,” “expect,” “intend,” “estimate,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Examples of forward-looking statements include statements relating to our future plans, and any other statement that does not directly relate to any historical or current fact. Forward-looking statements are subject to various factors and uncertainties that may cause actual results to differ significantly from expectations. A detailed discussion of other factors that may affect our future results is contained in AMETEK’s filings with the U.S. Securities and Exchange Commission, including its most recent reports on Form 10-K, 10-Q and 8-K. AMETEK disclaims any intention or obligation to update or revise any forward-looking statements.

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Appendix I: Smelter List

#	Metal	Smelter Reference List	Smelter Facility Country
1	Gold	CID002763	8853 S.p.A.
2	Gold	CID002708	Abington Reldan Metals, LLC
3	Gold	CID000015	Advanced Chemical Company
4	Gold	CID000019	Aida Chemical Industries Co., Ltd.
5	Gold	CID002560	Al Etihad Gold Refinery DMCC
6	Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.
7	Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)
8	Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao
9	Gold	CID000077	Argor-Heraeus S.A.
10	Gold	CID000082	Asahi Pretec Corp.
11	Gold	CID000924	Asahi Refining Canada Ltd.
12	Gold	CID000920	Asahi Refining USA Inc.
13	Gold	CID000090	Asaka Riken Co., Ltd.
14	Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
15	Gold	CID002850	AU Traders and Refiners
16	Gold	CID000113	Aurubis AG
17	Gold	CID002863	Bangalore Refinery
18	Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
19	Gold	CID000157	Boliden AB
20	Gold	CID000176	C. Hafner GmbH + Co. KG
21	Gold	CID000180	Caridad
22	Gold	CID000185	CCR Refinery - Glencore Canada Corporation
23	Gold	CID000189	Cendres + Metaux S.A.
24	Gold	CID003382	CGR Metalloys Pvt Ltd.
25	Gold	CID000233	Chimet S.p.A.
26	Gold	CID000264	Chugai Mining
27	Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.
28	Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH
29	Gold	CID003348	Dijllah Gold Refinery FZC
30	Gold	CID000362	DODUCO Contacts and Refining GmbH
31	Gold	CID000401	Dowa
32	Gold	CID003195	DS PRETECH Co., Ltd.
33	Gold	CID000359	DSC (Do Sung Corporation)
34	Gold	CID000425	Eco-System Recycling Co., Ltd.
35	Gold	CID002561	Emirates Gold DMCC
36	Gold	CID002584	Fujairah Gold FZC

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37	Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.
38	Gold	CID002459	Geib Refining Corporation
39	Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.
40	Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM
41	Gold	CID002312	Guangdong Jinding Gold Limited
42	Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
43	Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.
44	Gold	CID000694	Heimerle + Meule GmbH
45	Gold	CID000707	Heraeus Metals Hong Kong Ltd.
46	Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG
47	Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.
48	Gold	CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
49	Gold	CID000778	HwaSeong CJ CO., LTD.
50	Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
51	Gold	CID002562	International Precious Metal Refiners
52	Gold	CID000807	Ishifuku Metal Industry Co., Ltd.
53	Gold	CID000814	Istanbul Gold Refinery
54	Gold	CID002765	Italpreziosi
55	Gold	CID000823	Japan Mint
56	Gold	CID000855	Jiangxi Copper Co., Ltd.
57	Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
58	Gold	CID000929	JSC Uralelectromed
59	Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.
60	Gold	CID000956	Kazakhmys Smelting LLC
61	Gold	CID000957	Kazzinc
62	Gold	CID000969	Kennecott Utah Copper LLC
63	Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna
64	Gold	CID000981	Kojima Chemicals Co., Ltd.
65	Gold	CID002605	Korea Zinc Co., Ltd.
66	Gold	CID001029	Kyrgyzaltyn JSC
67	Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO
68	Gold	CID001032	L’azurde Company For Jewelry
69	Gold	CID001056	Lingbao Gold Co., Ltd.
70	Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
71	Gold	CID002762	L’Orfebre S.A.
72	Gold	CID001078	LS-NIKKO Copper Inc.
73	Gold	CID000689	HeeSung Metal Ltd.
74	Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
75	Gold	CID002606	Marsam Metals

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76	Gold	CID001113	Materion
77	Gold	CID001119	Matsuda Sangyo Co., Ltd.
78	Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.
79	Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.
80	Gold	CID001147	Metalor Technologies (Suzhou) Ltd.
81	Gold	CID001153	Metalor Technologies S.A.
82	Gold	CID001157	Metalor USA Refining Corporation
83	Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.
84	Gold	CID001188	Mitsubishi Materials Corporation
85	Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.
86	Gold	CID002509	MMTC-PAMP India Pvt., Ltd.
87	Gold	CID002857	Modeltech Sdn Bhd
88	Gold	CID002282	Morris and Watson
89	Gold	CID001204	Moscow Special Alloys Processing Plant
90	Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.
91	Gold	CID001236	Navoi Mining and Metallurgical Combinat
92	Gold	CID003189	NH Recytech Company
93	Gold	CID001259	Nihon Material Co., Ltd.
94	Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
95	Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.
96	Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
97	Gold	CID000493	OJSC Novosibirsk Refinery
98	Gold	CID001352	PAMP S.A.
99	Gold	CID002872	Pease & Curren
100	Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.
101	Gold	CID002919	Planta Recuperadora de Metales SpA
102	Gold	CID001386	Prioksky Plant of Non-Ferrous Metals
103	Gold	CID001397	PT Aneka Tambang (Persero) Tbk
104	Gold	CID001498	PX Precinox S.A.
105	Gold	CID003324	QG Refining, LLC
106	Gold	CID001512	Rand Refinery (Pty) Ltd.
107	Gold	CID000522	Refinery of Seemine Gold Co., Ltd.
108	Gold	CID002582	REMONDIS PMR B.V.
109	Gold	CID001534	Royal Canadian Mint
110	Gold	CID002761	SAAMP
111	Gold	CID001546	Sabin Metal Corp.
112	Gold	CID002973	Safimet S.p.A
113	Gold	CID002290	SAFINA A.S.

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114	Gold	CID002853	Sai Refinery
115	Gold	CID001555	Samduck Precious Metals
116	Gold	CID001562	Samwon Metals Corp.
117	Gold	CID002777	SAXONIA Edelmetalle GmbH
118	Gold	CID001585	SEMPSA Joyeria Plateria S.A.
119	Gold	CID002525	Shandong Humon Smelting Co., Ltd.
120	Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
121	Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
122	Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.
123	Gold	CID002516	Singway Technology Co., Ltd.
124	Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals
125	Gold	CID001761	Solar Applied Materials Technology Corp.
126	Gold	CID003383	Sovereign Metals
127	Gold	CID003153	State Research Institute Center for Physical Sciences and Technology
128	Gold	CID001798	Sumitomo Metal Mining Co., Ltd.
129	Gold	CID002918	SungEel HiMetal Co., Ltd.
130	Gold	CID002580	T.C.A S.p.A
131	Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.
132	Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.
133	Gold	CID001938	Tokuriki Honten Co., Ltd.
134	Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.
135	Gold	CID002615	TOO Tau-Ken-Altyn
136	Gold	CID001955	Torecom
137	Gold	CID001977	Umicore Brasil Ltda.
138	Gold	CID002314	Umicore Precious Metals Thailand
139	Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining
140	Gold	CID001993	United Precious Metal Refining, Inc.
141	Gold	CID002003	Valcambi S.A.
142	Gold	CID002030	Western Australian Mint (T/a The Perth Mint)
143	Gold	CID002778	WIELAND Edelmetalle GmbH
144	Gold	CID002100	Yamakin Co., Ltd.
145	Gold	CID002129	Yokohama Metal Co., Ltd.
146	Gold	CID000197	Yunnan Copper Industry Co., Ltd.
147	Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
148	Tantalum	CID000092	Asaka Riken Co., Ltd.
149	Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.
150	Tantalum	CID003402	CP Metals Inc.
151	Tantalum	CID002504	D Block Metals, LLC

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152	Tantalum	CID000456	Exotech Inc.
153	Tantalum	CID000460	F&X Electro-Materials Ltd.
154	Tantalum	CID002505	FIR Metals & Resource Ltd.
155	Tantalum	CID002558	Global Advanced Metals Aizu
156	Tantalum	CID002557	Global Advanced Metals Boyertown
157	Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.
158	Tantalum	CID002544	H.C. Starck Co., Ltd.
159	Tantalum	CID002547	H.C. Starck Hermsdorf GmbH
160	Tantalum	CID002548	H.C. Starck Inc.
161	Tantalum	CID002549	H.C. Starck Ltd.
162	Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG
163	Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH
164	Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.
165	Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
166	Tantalum	CID002842	Jiangxi Tuohong New Raw Material
167	Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.
168	Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.
169	Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
170	Tantalum	CID002539	KEMET Blue Metals
171	Tantalum	CID001076	LSM Brasil S.A.
172	Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.
173	Tantalum	CID001175	Mineracao Taboca S.A.
174	Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.
175	Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.
176	Tantalum	CID001200	NPM Silmet AS
177	Tantalum	CID002847	Power Resources Ltd.
178	Tantalum	CID001508	QuantumClean
179	Tantalum	CID002707	Resind Industria e Comercio Ltda.
180	Tantalum	CID001769	Solikamsk Magnesium Works OAO
181	Tantalum	CID001869	Taki Chemical Co., Ltd.
182	Tantalum	CID001891	Telex Metals
183	Tantalum	CID001969	Ulba Metallurgical Plant JSC
184	Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.
185	Tantalum	CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.
186	Tin	CID000292	Alpha
187	Tin	CID002703	An Vinh Joint Stock Mineral Processing Company
188	Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
189	Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.

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190	Tin	CID001070	China Tin Group Co., Ltd.
191	Tin	CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.
192	Tin	CID000402	Dowa
193	Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
194	Tin	CID000438	EM Vinto
195	Tin	CID000448	Estanho de Rondonia S.A.
196	Tin	CID000468	Fenix Metals
197	Tin	CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.”
198	Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC
199	Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.
200	Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
201	Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.
202	Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
203	Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant
204	Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.
205	Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.
206	Tin	CID001231	Jiangxi New Nanshan Technology Ltd.
207	Tin	CID003379	Ma’anshan Weitai Tin Co., Ltd.
208	Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.
209	Tin	CID001105	Malaysia Smelting Corporation (MSC)
210	Tin	CID002500	Melt Metais e Ligas S.A.
211	Tin	CID001142	Metallic Resources, Inc.
212	Tin	CID002773	Metallo Belgium N.V.
213	Tin	CID002774	Metallo Spain S.L.U.
214	Tin	CID001173	Mineracao Taboca S.A.
215	Tin	CID001182	Minsur
216	Tin	CID001191	Mitsubishi Materials Corporation
217	Tin	CID002858	Modeltech Sdn Bhd
218	Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company
219	Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.
220	Tin	CID002517	O.M. Manufacturing Philippines, Inc.
221	Tin	CID001337	Operaciones Metalurgicas S.A.
222	Tin	CID003208	Pongpipat Company Limited
223	Tin	CID003409	Precious Minerals and Smelting Limited
224	Tin	CID001399	PT Artha Cipta Langgeng
225	Tin	CID002503	PT ATD Makmur Mandiri Jaya
226	Tin	CID002835	PT Menara Cipta Mulia
227	Tin	CID001453	PT Mitra Stania Prima

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228	Tin	CID001460	PT Refined Bangka Tin
229	Tin	CID001477	PT Timah Tbk Kundur
230	Tin	CID001482	PT Timah Tbk Mentok
231	Tin	CID002706	Resind Industria e Comercio Ltda.
232	Tin	CID001539	Rui Da Hung
233	Tin	CID001758	Soft Metais Ltda.
234	Tin	CID002756	Super Ligas
235	Tin	CID002834	Thai Nguyen Mining and Metallurgy Co., Ltd.
236	Tin	CID001898	Thaisarco
237	Tin	CID003325	Tin Technology & Refining
238	Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company
239	Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.
240	Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
241	Tin	CID002180	Yunnan Tin Company Limited
242	Tin	CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
243	Tungsten	CID000004	A.L.M.T. Corp.
244	Tungsten	CID002833	ACL Metais Eireli
245	Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.
246	Tungsten	CID002641	China Molybdenum Tungsten Co., Ltd.
247	Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.
248	Tungsten	CID000281	CNMC (Guangxi) PGMA Co., Ltd.
249	Tungsten	CID003401	Fujian Ganmin RareMetal Co., Ltd.
250	Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.
251	Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.
252	Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.
253	Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
254	Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.
255	Tungsten	CID000568	Global Tungsten & Powders Corp.
256	Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.
257	Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG
258	Tungsten	CID002541	H.C. Starck Tungsten GmbH
259	Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.
260	Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
261	Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.
262	Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.
263	Tungsten	CID002649	Hydrometallurg, JSC
264	Tungsten	CID000825	Japan New Metals Co., Ltd.
265	Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
266	Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.

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267	Tungsten	CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
268	Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
269	Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
270	Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
271	Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.
272	Tungsten	CID003408	JSC “Kirovgrad Hard Alloys Plant”
273	Tungsten	CID000966	Kennametal Fallon
274	Tungsten	CID000105	Kennametal Huntsville
275	Tungsten	CID003388	KGETS Co., Ltd.
276	Tungsten	CID003407	Lianyou Metals Co., Ltd.
277	Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.
278	Tungsten	CID002543	Masan Tungsten Chemical LLC (MTC)
279	Tungsten	CID002845	Moliren Ltd.
280	Tungsten	CID002589	Niagara Refining LLC
281	Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.
282	Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.
283	Tungsten	CID002724	Unecha Refractory metals plant
284	Tungsten	CID002044	Wolfram Bergbau und Hutten AG
285	Tungsten	CID002843	Woltech Korea Co., Ltd.
286	Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.
287	Tungsten	CID002082	Xiamen Tungsten Co., Ltd.
288	Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
289	Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

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